EXHIBIT 23.3

                         WIESENECK, ANDRES & COMPANY, P.A.
                            Certified Public Accountants
                           772 U.S. HIGHWAY 1, SUITE 100
                         NORTH PALM BEACH, FLORIDA  33408
                                   (561) 626-0400

THOMAS B. ANDRES, C.P.A.*, C.V.A.                         FAX (561) 626-3453
PAUL M. WIESENECK, C.P.A.
*Regulated by the State of Florida


                    INDEPENDENT ACCOUNTANT'S AWARENESS LETTER


This letter acknowledges the fact that our firm is aware that our review report dated March 6, 2005 on American Capital Holdings, Inc. February 28, 2005 interim financial statements is included in the Company's Form SB-2 filing.

This letter is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

   /s/ Wieseneck Andres & Company, P.A.

North Palm Beach, Florida
March 15, 2005